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                                   Exhibit 21

                              SUBSIDIARIES OF CAMCO


                                                  State of
        Name                                   Incorporation                         Ownership
        ----                                   -------------                         ---------
 Cambridge Savings Bank                             Ohio                                100%

 Marietta Savings Bank                              Ohio                                100%

 First Federal Savings Bank of
   Washington Court House                      United States                            100%

 East Ohio Land Title Agency                        Ohio                                100%



                        SUBSIDIARIES OF CAMBRIDGE SAVINGS

 Camco Mortgage Corporation                         Ohio                                 50%



                        SUBSIDIARIES OF MARIETTA SAVINGS

 Camco Mortgage Corporation                         Ohio                                 50%

 WestMar Mortgage Company                           Ohio                                100%
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